                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]


Check the appropriate box:
[   ]     Preliminary Proxy Statement
[ X ]     Definitive Proxy Statement
[   ]     Definitive Additional Materials
[   ]     Soliciting Material Pursuant to Section 240.ah-11(c) or
          Section 240.14a-12


     BLACK BOX CORPORATION
     (Name of Registrant as Specified In Its Charter)

     BLACK BOX CORPORATION
     (Name of Person(s) Filing Proxy Statement)

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          14a-6(i)(2).
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          Rule 14a-6(i)(3).
[   ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
          and 0-11.


     1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

     2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

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        pursuant to Exchange Act Rule 0-11:*

        ________________________________________________________________________

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        ________________________________________________________________________

     *Set forth the amount on which the filing fee is calculated and state how it was determined.

[   ]     Check box if any part of the fee is offset as provided by Exchange
          Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration
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

                             BLACK BOX CORPORATION
                                1000 PARK DRIVE
                          LAWRENCE, PENNSYLVANIA 15055
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 12, 1996
                            ------------------------

To the Stockholders of
Black Box Corporation:

     The Annual Meeting of Stockholders of Black Box Corporation will be held at the offices of Arthur Andersen LLP, One PPG Place, 21st Floor, Pittsburgh, Pennsylvania 15222 on Monday, August 12, 1996, at 11:00 a.m., to consider and act upon the following matters:

        1. The election of eight (8) members of the Board of Directors;

        2. The approval of an amendment to the 1992 Stock Option Plan to increase the number of shares authorized under the Plan;

        3. The approval of an amendment to the 1992 Director Stock Option Plan to increase the number of shares authorized under the Plan;

        4. Ratification of the appointment of Arthur Andersen LLP as the independent public accountants of the Company for the fiscal year ending March 31, 1997; and

        5. Such other matters as may properly come before the meeting.

     The Board of Directors has established the close of business on Friday, June 21, 1996, as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting.

     IT IS REQUESTED, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, THAT YOU COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                LOGO
                                        Frederick C. Young, Secretary

July 3, 1996

                             BLACK BOX CORPORATION
                                1000 PARK DRIVE
                          LAWRENCE, PENNSYLVANIA 15055
                            ------------------------

                       PROXY STATEMENT FOR ANNUAL MEETING
                                OF STOCKHOLDERS

                                AUGUST 12, 1996

     This proxy statement is being furnished to the holders of the Common Stock, par value $.001 per share (the "Common Stock"), of Black Box Corporation, a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board of Directors" or the "Board") of proxies to be voted at the annual meeting of stockholders (the "Annual Meeting") scheduled to be held on Monday, August 12, 1996, at 11:00 a.m., at the offices of Arthur Andersen LLP, One PPG Place, 21st Floor, Pittsburgh, Pennsylvania 15222, or at any adjournment thereof. This proxy statement was first mailed to stockholders on or about July 5, 1996. A copy of the Company's Annual Report to Stockholders for the year ended March 31, 1996 is being furnished with this proxy statement.

     Only holders of the Common Stock of record as of the close of business on Friday, June 21, 1996 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. On that date, 16,349,569 shares of Common Stock, each entitled to one vote per share, were outstanding.

     All shares of Common Stock represented by valid proxies received by the Secretary of the Company prior to the Annual Meeting will be voted as specified in the proxy. If no specification is made, the shares will be voted FOR the election of each of the Board's nominees to the Board of Directors and each of the matters submitted by the Board of Directors for vote by the stockholders. Unless otherwise indicated by the stockholder, the proxy card also confers discretionary authority on the Board-appointed proxies to vote the shares represented by the proxy on any matter that is properly presented for action at the Annual Meeting. A stockholder giving a proxy has the power to revoke it any time prior to its exercise by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a later date (though no revocation shall be effective until notice thereof has been given to the Secretary of the Company), or by attendance at the meeting and voting his or her shares in person.

     Under the Company's Second Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and Restated By-Laws, as amended (the "By-Laws"), and applicable state law, abstentions and broker non-votes (which arise from proxies delivered by brokers and others, where the record holder has not received direction on voting and does not have discretionary authority to vote on one or more matters) are each included in the determination of the number of shares present and voting. Abstentions and broker non-votes are tabulated on the proposals presented to stockholders. Abstentions will have the effect of a vote against the proposals presented in this Proxy Statement, except in director elections, where they have no effect. Broker non-votes will have the effect of a vote against the proposal to ratify the appointment of Arthur Andersen LLP as the independent public accountants of the Company for the fiscal year ended March 31, 1997, but will have no effect on the election of directors or the proposed amendments to stock option plans.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED BELOW FOR ELECTION AS DIRECTOR, FOR APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES FOR WHICH OPTIONS MAY BE GRANTED UNDER THE 1992 STOCK OPTION PLAN FROM 2,200,000 TO 2,450,000, FOR OF AN INCREASE IN THE NUMBER OF SHARES FOR WHICH OPTIONS MAY BE GRANTED UNDER THE 1992 DIRECTORS STOCK OPTION PLAN FROM 25,000 TO 75,000 AND FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 1997.

PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's By-Laws provide that the number of directors constituting the entire Board shall be nine (9), or such other number as shall be fixed by the stockholders or by the Board of Directors. At present, the Board has fixed the number of directors at eight (8) members.

     All directors of the Company are elected each year. Therefore, eight (8) directors are to be elected at the Annual Meeting to hold office for a term of one (1) year and until their respective successors are elected and qualified, subject to the right of the stockholders to remove any director as provided in the By-Laws. Any vacancy in the office of a director may be filled by the stockholders. In the absence of a stockholder vote, a vacancy in the office of a director may be filled by the remaining directors then in office, even if less than a quorum, or by the sole remaining director. Any director elected by the Board of Directors to fill a vacancy shall serve until his successor is elected and has qualified or until his or her earlier death, resignation or removal. If the Board of Directors increases the number of directors, any vacancy so created may be filled by the Board of Directors.

     The holders of Common Stock have one vote for each share owned as of the record date in the election of directors. The eight (8) nominees receiving the greatest number of affirmative votes will be elected as directors for terms expiring in 1997.

     The persons named as proxies on the enclosed proxy card were selected by the Board of Directors and have advised the Board of Directors that, unless authority is withheld, they intend to vote the shares represented by them at the Annual Meeting for the election of William F. Andrews, Michael E. Barker, Jeffery M. Boetticher, Ronald D. Fisher, William R. Newlin, William Norred, Brian D. Young and Frederick C. Young, nominees of the Board of Directors, each of whom presently serves as a director of the Company.

     The Board of Directors knows of no reason why any nominee for director would be unable to serve as director. If at the time of the Annual Meeting any of the named nominees is unable or unwilling to serve as a director of the Company, the persons named as proxies intend to vote for such substitute as may be nominated by the Board of Directors.

     The following sets forth certain information concerning the Company's nominees for election to the Board of Directors at the Annual Meeting.

     WILLIAM F. ANDREWS, 64, was elected a director of the Company on May 18, 1992. He currently is Chairman of Schrader, Inc., a worldwide manufacturer of automotive tire valves and industrial valves and is Chairman of Scovill Fasteners, Inc. a leading manufacture of apparel fasteners. He was Chairman, President and Chief Executive Officer and a director of Amdura Corporation from January 1993 to January 1995, and was also an advisor/consultant to Investor International (U.S.), Inc. and had held such position since February 1992. Prior to such time, Mr. Andrews was the President and Chief Executive Officer of UNR Industries, Inc. from April 1990 to January 1992. He is also a director of Navistar (International Harvester), Southern New England Telephone Company, Corrections Corporation of America, Johnson Controls, SNETCO, Katy Industries, Northwestern Steel & Wire and Process Technology Holdings.

     MICHAEL E. BARKER, 48, was elected director of the Company on March 14, 1991. He is currently a principal at Safeguard Scientific. He was Chairman of the Board of the Company from March 14, 1991 to November 8, 1995 and president of the Company from October 16, 1992, to June 3, 1994. He formerly held the position of Chairman of the Board of MICOM Communications Corp. ("MICOM") from January 1990 to February 1992. He was a principal of Odyssey Partners, L.P. ("Odyssey Partners") from July 1989 until February 1995.

     JEFFERY M. BOETTICHER, 45, was elected President and Chief Executive Officer of the Company on June 3, 1994, and a director of the Company on October 16, 1992. He is currently Chairman of the Board of the Company, serving in such position since November 8, 1995. Mr. Boetticher was elected President and Chief Executive Officer of Black Box Corporation of Pennsylvania ("Black Box--PA"), a wholly-owned subsidiary of the Company on March 14, 1991, and served in various senior level executive positions with Black Box--PA since 1987. He is also a director of Holden Corporation, CME Information Services, Inc. and the Pittsburgh High Technology Council.

     RONALD D. FISHER, 48, was elected a director of the Company on May 18, 1992. He is currently Vice Chairman of Softbank Holdings, Inc. Prior to this he was the Chairman and Chief Executive Officer of Phoenix Technologies Ltd. He has been the CEO of Phoenix Technologies Ltd. since January 1990. He is also a director of Phoenix Technologies Ltd., MicroTouch Systems, Inc. and Xionics Dowment Technologies, Inc.

     WILLIAM R. NEWLIN, 55, was elected a director of the Company on December 18, 1995. He has served as President and Chief Executive Officer of Buchanan Ingersoll Professional Corporation (attorneys at law) since 1980. He is also a director of Kennametal Inc., National City Bank of Pennsylvania, Parker/Hunter Incorporated, the Pittsburgh High Technology Council and CME Information Services, Inc. He is also a General Partner of the CEO Venture Fund (a private venture capital fund).

     The Company engaged Buchanan Ingersoll Professional Corporation to perform legal services during fiscal 1996 and fiscal 1997.

     WILLIAM NORRED, 55, was elected a director of the Company on May 18, 1992. He is currently the President and Chief Executive Officer of Sportsmen's Lodge and has held these positions since August 1990. He is also the President and Chief Executive Officer of Quor Resorts, Inc. and has held these positions since October 1987. He has over 20 years of experience in the data communications industry, including the founding of MICOM Systems, Inc. (the predecessor of MICOM) in 1973.

     BRIAN D. YOUNG, 41, was elected a director of the Company on September 17, 1988. From February 1989 through January 1992, he was President of the Company. He has been a General Partner of Eos Partners, L.P. (investment partnership) since January 1994. He was a General Partner of Odyssey Partners from February 1986 to December 1993. He is also a director of Gundle Environmental Systems, Inc., Archer Resources, Ltd. and The Caldor Corporation.

     FREDERICK C. YOUNG, 40, was elected a director of the Company on December 18, 1995. He is currently Senior Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary of the Company. He served as Vice President and Chief Financial Officer of Black Box Corporation since joining the Company in 1991 and was promoted to Senior Vice President and Chief Operating Officer in May 1996. Prior to that, he was Chief Financial Officer of Genicom Corporation and held financial management positions with IBM and General Electric.

                BOARD OF DIRECTORS AND CERTAIN BOARD COMMITTEES

     The Company's Board of Directors held six meetings during the fiscal year ended March 31, 1996 ("fiscal 1996"). Each director attended at least 75% of the aggregate of the number of meetings of the Board of Directors and any committee of which he was a member.

     During fiscal 1996, directors who were not employees of the Company received directors' fees of $7,500 per annum and an additional fee of $375 for each meeting of the Board of Directors attended in person. In addition, the Company maintains directors' and officers' liability insurance.

AUDIT COMMITTEE

     The Board has an Audit Committee consisting of Messrs. Brian Young (as Chairman), Andrews and Barker. The Audit Committee's duties include recommending to the Board of Directors the appointment of the independent auditors of the Company, reviewing with the independent auditors their report as well as any recommendations with respect to the Company's accounting policies, procedures and internal controls. In addition, this committee is charged with reviewing the independent auditor's fees for audit and non-audit services, and determining whether there are any conflicts of interest in financial or business matters between the Company and any of its officers or employees. The Audit Committee met twice in fiscal 1996.

COMPENSATION COMMITTEE

     The Board has a Compensation Committee, consisting of Messrs. Barker (as Chairman), Norred and Fisher, which is responsible for reviewing and approving the compensation of the executive officers of the Company, and approving and recommending changes to the incentive plans of the Company. The Compensation Committee met once in fiscal 1996.

OPTION COMMITTEE

     The Board has an Option Committee, consisting of Messrs. Brian Young (as Chairman) and Andrews, which is responsible for administering the Company's Employee Stock Option Plan and Director Stock Option Plan. The Option Committee met once in fiscal 1996.

NOMINATING COMMITTEE; NOMINATION PROCEDURES

     The Company does not have a standing nominating committee. The Board of Directors, however, is responsible for the evaluation and recommendation of qualified nominees, as well as other matters pertaining to Board composition and size. The Board will give appropriate consideration to qualified persons recommended by stockholders for nomination as director in accordance with the Company's By-Laws, as summarized below.

     In general, such recommendations can only be made by a stockholder entitled to notice of, and to vote at, a meeting at which directors are to be elected, must be in writing and must be received by the Secretary of the Company within a prescribed period prior to the annual or special meeting, as the case may be. A copy of the By-Laws is available from the Company upon request.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth all cash compensation paid by the Company and its subsidiaries, as well as other compensation paid or accrued, to the Company's chief executive officer, to the other executive officers of the Company at the end of fiscal 1996 and certain former officers who resigned in fiscal 1996 whose annual salary and bonus in fiscal year 1996 exceeded $100,000 (the "Named Executive Officers") for each of fiscal years 1994, 1995 and 1996, respectively. Such compensation was paid for services rendered in all capacities to the Company and its subsidiaries:

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                                                        COMPENSATION
                                                                    ---------------------
                                                   ANNUAL                        PAYOUTS
                                                COMPENSATION         AWARDS     ---------
                                             ------------------     --------      LTIP         ALL OTHER
   NAME AND PRINCIPAL POSITION       YEAR    SALARY      BONUS      OPTIONS     PAYOUTS(2)  COMPENSATION(3)
- ----------------------------------   ----    -------    -------     --------    ---------   ---------------
                                               ($)        ($)         (#)          ($)             ($)
Jeffery M. Boetticher,               1996    297,681    384,045    220,000           -0-          6,439
  Chairman of the Board (1)          1995    260,393    323,784    275,000           -0-          6,065
  President and Chief                1994    234,423    242,000     40,000       600,000          5,012
  Executive Officer

Per Ejrup,                           1996    280,256    293,345    175,000           -0-            -0-
  Vice President                     1995    222,759    260,618     30,000           -0-            -0-
                                     1994    200,196     88,000     20,000       271,000            -0-

Michael W. Luckett, (4)              1996    165,339          0     65,000           -0-            -0-
  Vice President                     1995    100,962     94,842     35,000           -0-            -0-
                                     1994         --         --         --            --             --

                                                                          LONG-TERM
                                                                        COMPENSATION
                                                                    ---------------------
                                                   ANNUAL                        PAYOUTS
                                                COMPENSATION         AWARDS     ---------
                                             ------------------     --------      LTIP         ALL OTHER
   NAME AND PRINCIPAL POSITION       YEAR    SALARY      BONUS      OPTIONS     PAYOUTS(2)  COMPENSATION(3)
- ----------------------------------   ----    -------    -------     --------    ---------   ---------------
                                               ($)        ($)         (#)          ($)             ($)
Kenneth C. Shaw, (5)                 1996    130,000        -0-        -0-           -0-          5,106
  Vice President                     1995    125,731     75,000        -0-           -0-          5,946
                                     1994    130,000     82,492      5,000       250,000          4,544

Frederick C. Young,                  1996    221,154    324,045    178,000           -0-          6,493
  Senior Vice President,             1995    191,769    259,872    230,000           -0-          6,027
  Chief Operating Officer,           1994    180,000    188,250     50,000       450,000          4,602
  Chief Financial Officer,
  Secretary & Treasurer

- ---------

(1) Mr. Boetticher became Chairman of the Board on November 8, 1995 and President and Chief Executive Officer of the Company as of June 3, 1994.

(2) Represents amounts earned under Black Box's Key Employee Incentive Compensation Plan. Amounts earned in fiscal 1992, 1993 and 1994 were paid in June 1993.

(3) Represents amounts accrued by the employer for the individual under the 401(k) plan of the Company.

(4) Mr. Luckett was hired in fiscal 1995 and resigned his position at the Company in January 1996.

(5) Mr. Shaw resigned his position at the Company in June 1995.

STOCK OPTION PLANS

     The Board of Directors and stockholders of the Company have adopted the Company's 1992 Employee Stock Option Plan, as amended (the "Employee Plan"), and have authorized the issuance of options and stock appreciation rights covering up to 2,200,000 shares of Common Stock under this plan (subject to appropriate adjustments in the event of stock splits, stock dividends and similar dilutive events). Options and stock appreciation rights may be granted under the Employee Plan to key salaried employees (including those who may also be directors but who are not members of the option Committee) of the Company and its subsidiaries.

     The Board of Directors and stockholders have also adopted the Company's 1992 Director Stock Option Plan, as amended (the "Director Plan"), and have authorized the issuance of options and stock appreciation rights covering up to 25,000 shares of Common Stock under this plan (subject to appropriate adjustments in the event of stock splits, stock dividends and similar dilutive events). Under the Director Plan, options and stock appreciation rights may be granted by the Option Committee to non-employee Directors of the Company (other than members of the Option Committee).

     The following table sets forth information concerning the stock options granted to each of the Company's Named Executive Officers in fiscal 1996:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                       INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE
                      ---------------------------------------------------         VALUE AT ASSUMED
                                     % OF TOTAL                                 ANNUAL RATES OF STOCK
                                       OPTION                                    PRICE APPRECIATION
                                     GRANTED TO                                  FOR OPTION TERM(1)
                        OPTIONS     EMPLOYEES IN  EXERCISE OR  EXPIRATION  -------------------------------
        NAME            GRANTED     FISCAL YEAR   BASE PRICE      DATE           5%              10%
- --------------------  ------------  ------------  -----------  ----------  --------------- ---------------
                          (#)           (%)        ($/SHARE)                     ($)             ($)
Jeffery M.
  Boetticher.........     102,000       12.6%        14.25      04/04/05        955,629(2)    2,316,420(3)
                          118,000       14.6%        15.75      08/09/05      1,168,793(4)    2,961,965(5)
Per Ejrup............     175,000       21.7%        15.75      08/09/05      1,733,380(4)    4,392,745(5)
Michael W. Luckett...      65,000        8.1%        15.75      01/16/96(6)       --             --
Frederick C. Young...     102,000       12.6%        14.25      04/04/05        955,629(2)    2,316,420(3)
                           76,000        9.4%        15.75      08/09/05        752,782(4)    1,907,706(5)
All Stockholders.....  16,302,254                    14.25                  152,752,120(2)  370,224,188(3)
                                                     15.75                  161,555,337(4)  409,186,575(5)

- ---------

(1) Assumes, from the date of grant of the option through its ten year expiration date, a hypothetical 5% and 10% per year appreciation (compounded annually) in the fair market value of the Common Stock. The 5% and 10% rates of appreciation are set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the Common Stock. If the Common Stock does not increase in value from the date of grant of the stock option, such option would be valueless.

(2) Assumes a fair market value of the Common Stock of $23.62 per share.

(3) Assumes a fair market value of the Common Stock of $36.96 per share.

(4) Assumes a fair market value of the Common Stock of $25.66 per share.

(5) Assumes a fair market value of the Common Stock of $40.85 per share.

(6) Mr. Luckett resigned his position at the Company in January 1996.

     The following table sets forth information with respect to each of the Company's Named Executive Officers concerning the exercise of options during fiscal 1996 and unexercised options held as of March 31, 1996:

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES



                                                                                       VALUE OF
                                                                NUMBER OF            UNEXERCISED
                                                               UNEXERCISED           IN-THE-MONEY
                                                                 OPTIONS               OPTIONS
                            SHARES ACQUIRED      VALUE          AT FISCAL             AT FISCAL
          NAME                ON EXERCISE       REALIZED         YEAR END              YEAR END
- -------------------------   ---------------     --------     ----------------    --------------------
                                  (#)             ($)        (# EXERCISABLE/       ($ EXERCISABLE/
                                                             # UNEXERCISABLE)      $ UNEXERCISABLE)
Jeffery M. Boetticher....           -0-             -0-       208,332/416,668     1,618,190/1,697,008
Per Ejrup................        26,667         218,355        10,000/201,667          36,900/298,135
Michael W. Luckett.......        11,666          87,728                   0/0                     0/0
Kenneth C. Shaw..........        18,332         143,657                   0/0                     0/0
Frederick C. Young.......           -0-             -0-       151,999/348,001     1,137,186/1,481,072

     The following table sets forth information with respect to each of the Company's Named Executive Officers concerning the long-term incentive plan awards in fiscal 1996:

                            LONG-TERM INCENTIVE PLAN
                           AWARDS IN LAST FISCAL YEAR



                                     PERIOD UNTIL             ESTIMATED FUTURE PAYOUTS UNDER
          NAME                        PAYOUT(1)               NON-STOCK PRICE-BASED PLANS(2)
- -------------------------          ----------------           ------------------------------
                                                                             ($)
Jeffery M. Boetticher....          fiscal 1996-1998                        900,000
Per Ejrup................          fiscal 1996-1998                        700,000
Michael W. Luckett(3)....                 --                                  --
Kenneth C. Shaw(4).......                 --                                  --
Frederick C. Young.......          fiscal 1996-1998                        750,000

- ---------

(1) Payment of the incentive plan is based on the Company meeting or exceeding cumulative three-year targets for both revenue and earnings before interest, taxes and amortization ("EBITA"). The three-year period covers fiscal 1996, 1997 and 1998. If the targets are achieved, lump-sum cash payments are to be made following the completion of the fiscal 1998 audit and within the first 45 days of fiscal 1999.

(2) The incentive plan specifies a fixed lump-sum if the established targets are achieved.

(3) Mr. Luckett resigned his position at the Company in January 1996.

(4) Mr. Shaw resigned his position at the Company in June 1995.

           REPORT OF THE COMPENSATION COMMITTEE AND OPTION COMMITTEE

     The Compensation Committee of the Board of Directors is charged with administering the Company's compensation programs for executive officers, including basic compensation and incentive compensation plans. The Option Committee of the Board of Directors is charged with administering the Company's stock option plans, including the Employee Plan. The Company believes that its total executive compensation package should be designed to facilitate the achievement of short- and long-range Company goals, to recognize individual executive performance and contribution, and to promote increased value creation for the Company's stockholders. To this end, the Company, the Compensation Committee and the Option Committee seek to:

     - Hire, train, develop, compensate and retain the highest quality executives possible for the Company's success.

     - Reward executives for outstanding contributions to the achievement of the Company's goals and overall success.

     - Provide incentives for executives to align their goals with those of the stockholders through pay-for-performance and growth-driven compensation in the form of cash compensation and stock option plans.

BASIC COMPENSATION

     Basic compensation for executives is paid based upon performance, experience, the requirements of the position and the executive's relative ability to impact the Company's overall growth and success. The Company and the Compensation Committee believe that the basic compensation paid to the Company's executives is competitive with that paid to executives of the peer group of companies identified in the performance graph. The cash compensation paid during fiscal 1996 to the Company's executives as a group is in the middle range compared with that of such peer group. Historically, in making compensation decisions the Company has relied upon its Board of Directors and the Compensation Committee regarding their collective knowledge of the industry, the functions that Company executives perform and comparative salaries. Salaries and bonuses for fiscal 1996 were set in February 1995.

     The primary goals for executives, in their own respective positions, are to help the Company achieve its yearly sales, profit and growth targets as established by the Board of Directors. Salaries for the executives are reviewed by the Compensation Committee on an annual basis and may be increased or decreased based upon the Compensation Committee's decision that they are competitive in the industry, and/or that a particular executive's contributions to the Company have been significant during the year.

     As a group, the Company's executives received salary increases averaging 18% for fiscal 1996.

INCENTIVE COMPENSATION PLANS

     The Company has a variable compensation plan covering all employees, including executive officers. This plan provides for the payment of a bonus to participants, equal to a percentage of base salary, in the event that certain annual performance targets for revenue and operating profits are achieved. Any payments under this plan are subject to approval by the Board of Directors on an annual basis. Payments made to the Company's Named Executive Officers in fiscal 1996 under this plan are set forth in the Summary Compensation Table under the caption "Annual Compensation--Bonus."

     The Company also had a long-term incentive compensation plan which covers certain key employees in fiscal 1992, 1993 and 1994. Amounts paid under this plan were, shown in the Summary Compensation Table under the caption "Long-Term Compensation--Payouts--LTIP Payouts," based upon the attainment of certain annual performance targets for revenue and operating profits over a period of three years. A similar long-term plan has been established covering fiscal 1996, 1997 and 1998 and is payable following the completion of the fiscal 1998 audit and within the first 45 days of fiscal 1999, if the three-year targets are achieved. See "Executive Compensation and Other Information--Long-Term Incentive Plan Awards in Last Fiscal Year."

     The Company's incentive compensation plans are predicated on the Company's belief that executives contribute to stockholder returns by increasing the Company's stock price, maximizing earnings and profit, and providing for long-term growth.

STOCK OPTION PLAN

     In fiscal 1993, the Company's Board of Directors and stockholders approved the Employee Plan, pursuant to which stock options may be granted by the Option Committee to key employees, including those who may be executive officers of the Company. This plan was amended in fiscal 1995 and fiscal 1996 pursuant to a vote of stockholders to increase the number of shares available for the grant of options thereunder. Information with respect to the options granted to the Named Executive Officers in fiscal 1996 is set forth in the table entitled "Option Grants in Last Fiscal Year" appearing elsewhere in this proxy statement. The Option Committee believes that the options granted are consistent with the Company's overall compensation policies and the individual compensation packages of each Named Executive Officer.

     Historically the Company has issued Non-Qualified Stock Options at the fair market value on the date of grant. The Option Committee's anticipates continuing this pratice in the future.

CHIEF EXECUTIVE OFFICER'S COMPENSATION ANALYSIS

     In determining the total compensation for the Chief Executive Officer, the Compensation Committee used the same criteria described above in the opening paragraphs of this section and the Basic Compensation section. In addition, the Committee considered the Company's performance against goals established by the Board of Directors at the beginning of the year.

     The Compensation and Option Committees believe that the increase in base salary and grants of options to the Chief Executive Officer were appropriate for fiscal 1996 because of the performance of the Company, the individual performance of Mr. Boetticher, general executive compensation trends and the overall business environment.

SUMMARY

     In the aggregate, an average of 44% of the Company's Named Executive Officers' cash compensation for fiscal 1996 came from incentives directly related to Company performance. The Company believes that the compensation paid to its executives for fiscal 1996 was reasonable in view of the Company's performance and the contributions of those executives to that performance, as well as the comparison of their compensation with that of other companies in the peer group listed in the performance graph.

        COMPENSATION COMMITTEE:                 OPTION COMMITTEE:
        Michael E. Barker, Chairman             Brian D. Young, Chairman
        Ronald D. Fisher                        William F. Andrews
        William Norred

                               PERFORMANCE GRAPH

     The following graph compares cumulative total stockholder return on the Company's Common Stock with the cumulative total stockholder return of the companies listed in the Nasdaq Market Value Index and with a peer group of companies constructed by the Company (the "Peer Group") for the period from June 6, 1994 to May 31, 1996. The Peer Group consists of the following companies: CDW Computer Centers, Inc., Micro Warehouse, Inc., Premier Farnell plc (formerly Premier Industrial Corporation), Sigma-Aldrich Corporation and Viking Office Products, Inc.

      Measurement Period           BLACK BOX       NASDAQ MARKET        PEER
    (Fiscal Year Covered)         CORPORATION          INDEX        GROUP INDEX
6/6/94                                     100             100             100
6/94                                        87              95              91
9/94                                       106             103             106
12/94                                      128             102             107
3/95                                       126             111             110
6/95                                       121             127             134
9/95                                       157             143             139
12/95                                      139             144             139
3/96                                       145             151             164
5/96                                       177             171             156

     The above graph represents and compares the value, through May 31, 1996, of a hypothetical investment of $100 made on June 6, 1994, the date of the spin-off of MICOM, in each of (i) the Company's Common Stock, (ii) the Nasdaq Market Index, and (iii) the companies comprising the Peer Group, assuming, in each case, the reinvestment of dividends. The cumulative stockholder return through March 31, 1996 indicates that the Company has under performed both its Peer Group and the Nasdaq Market Value Index. However, subsequent to March 31, 1996 through May 31, 1996, the Company's stock has out performed both its Peer Group and the Nasdaq Market Value Index.

     The Company believes any comparisons of the price of the Company's Common Stock before June 6, 1994, would not be useful to stockholders since the value of the Company's Common Stock prior to that date included the value of MICOM, which was spun off at that time. On June 3, 1994, the date on which the spin-off was consummated, the closing price of the post-spin-off Company Common Stock was $12.00. On June 6, 1994, the last trading day prior to the consummation of the spin-off, the closing price of historical combined common stock was $21.25.

     The Peer Group has changed from fiscal 1995 as Inmac Corp. was purchased by Micro Warehouse during fiscal 1996. The Company replaced Inmac Corp. with CDW Computer Centers, Inc. Last year's peer group (the "Old Peer Group"), excluding Inmac Corp. which was involuntarily removed, is presented below for comparison.

      Measurement Period           BLACK BOX       NASDAQ MARKET     OLD PEER
    (Fiscal Year Covered)         CORPORATION         INDEX           GROUP
6/6/94                                     100             100             100
6/94                                        87              95              92
9/94                                       106             103             105
12/94                                      128             102             104
3/95                                       126             111             108
6/95                                       121             127             129
9/95                                       157             143             134
12/95                                      139             144             136
3/96                                       145             151             161
5/96                                       177             171             144

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors consists of Mr. Barker, as Chairman, and Messrs. Fisher and Norred. The Option Committee of the Board of Directors consists of Mr. Young, as Chairman, and Mr. Andrews.

     Mr. Barker was formerly Chairman of the Board of the Company from March 1991 until November 1995, although he received no compensation from the Company for serving in such capacity; however, he did receive certain fees under a services agreement with Odyssey Investors, Inc. This services agreement provided for the provision of consulting and advisory services by Odyssey Investors, Inc. for an annual fee of $150,000. Beginning January 1, 1995, one-half of this fee was paid to Odyssey Investors and one-half to Mr. Barker, a former principal of Odyssey Partners which is affiliated with Odyssey Investors, Inc. In fiscal 1996 and fiscal 1995 Mr. Barker received $65,250 and $18,750, respectively. This services agreement expired in December 1995.

     Mr. Barker was formerly the President of the Company until June 3, 1994 preceded by Mr. Brian Young as President from February 1989 until January 1992.

     In October 1994, Mr. Barker entered into a Quotaholder Agreement with Black Box do Brazil Industria e Comercio Ltda. ("Black Box Brazil"), a subsidiary of the Company (the "Quotaholder Agreement"). The Quotaholder Agreement provided for Mr. Barker to receive 27,000 quotas (the equivalent of shares), or 15% equity ownership, in Black Box Brazil in return for providing managerial expertise to Black Box Brazil. Under the Quotaholder Agreement, the Company has the option to purchase Mr. Barker's (and another party's) quotas after three years and is obligated to purchase such quotas after five years based upon a predetermined formula. The Quotaholder Agreement further provides for pre-emptive rights in the event that additional quotas are issued, and restricts Mr. Barker from competing with Black Box Brazil for a period of two years after having had any affiliation with Black Box Brazil.

     Mr. Norred founded MICOM Systems, Inc., the predecessor of the Company, and served as its President and Chief Executive Officer until December 1987.

CHANGE OF CONTROL AGREEMENTS

     The Company has change of control agreements with Jeffery M. Boetticher, Chairman of the Board, President and Chief Executive Officer, and Frederick C. Young, Senior Vice President, Chief Operating Officer, Chief Financial Officer, Secretary and Treasurer. The purpose of these agreements is to encourage these executives to remain with the Company, and thereby assure the Company of the continued availability of their services and their advice, in the event of an attempted change in control of the Company. Each of these agreements is for a five-year term and becomes operative only upon a "change in control" of the Company, as defined in the agreements. If, within the term of the agreement and after a change of control, the executive's employment is terminated by the Company other than for cause or is terminated by the executive for "good reason" (such as a reduction in salary or benefits or diminution in duties), the executive will be entitled to a lump sum payment of generally up to three times the sum of his base salary (as defined) plus the average cash award received by him under the Company's incentive compensation or bonus plan for the prior two years. The Company is also required to maintain the executive's other benefits (life insurance, health insurance, etc.) through the unexpired term of the agreement. The agreement also provides for the immediate vesting of any outstanding stock appreciation rights or options. The executive may terminate his employment without cause, in which case the executive is not entitled to receive further salary and benefits under the agreement. In addition, the Company may terminate the executive for "cause" (as defined), at which time all salary and other benefits to the executive would cease.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information available to the Company as of June 1, 1996, regarding the beneficial ownership of the Company's Common Stock by all those known by the Company to be beneficial owners of more than five percent of its outstanding Common Stock.

                                                                     NUMBER OF        PERCENT
                                                                      SHARES         OF SHARES
                                                                     ---------       ---------
Janus Capital Corporation (1).....................................   1,426,800          8.7%
  100 Fillmore Street, Suite 300, Denver, CO 80206-4924
RCM Capital Management (2)........................................   1,616,500          9.9%
  Four Embarcadero Center, Suite 2900, San Francisco, California
     94111
Goldman Sachs Group, L.P. (3).....................................    866,602           5.3%
  85 Broad Street, New York, New York 10004

- ---------

(1) Janus Capital is a registered investment advisor. All shares held with shared voting power and shared dispositive power.

(2) Includes shares held by RCM Limited, L.P. and RCM General Corporation. RCM Capital Management is a registered investment advisor, whose General Partner is RCM Limited, L.P. RCM General Corporation is the General Partner of RCM Limited, L.P. Of the 1,616,500 shares beneficially owned, 1,457,500 are held with sole voting power, 1,581,500 shares are held with sole dispositive power and 35,000 shares are held with shared dispositive power.

(3) Includes shares held by Goldman Sachs & Co. and Goldman Sachs Equity Portfolios, Inc. Goldman Sachs & Co. is a registered broker-dealer and registered investment advisor. Goldman Sachs Equity Portfolios Inc. is a registered investment company. All shares held with shared voting power and shared dispositive power.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information available to the Company as of June 1, 1996 regarding the shares of the Company's Common Stock beneficially owned by (i) each of the Company's directors and nominees; (ii) each of the Company's Named Executive Officers (excluding former executive officers); and (iii) all directors and executive officers of the Company as a group.

                                                                     NUMBER OF        PERCENT
                                                                      SHARES         OF SHARES
                                                                     ---------       ---------
William F. Andrews (1)............................................      7,000             *
Michael E. Barker.................................................          0             *
Jeffery M. Boetticher (2)(3)......................................    261,499           1.6%
Per Ejrup.........................................................          0             *
Ronald D. Fisher (1)..............................................      5,000             *
William R. Newlin.................................................     15,100             *
William Norred (1)................................................      5,000             *
Brian D. Young....................................................          0             *
Frederick C. Young (3)............................................    210,070           1.3%
All directors and executive officers as a group (12 persons)
  (1)-(3).........................................................    547,334           3.3%

- ---------

(1) Includes, for each of Messrs. Andrews, Fisher and Norred, 5,000 shares pursuant to rights to acquire such shares as a result of options granted pursuant to the Director Plan.

(2) Includes 2,500 shares owned by Mr. Boetticher's spouse for which he disclaims beneficial ownership.

(3) Includes, for Messrs. Boetticher and Frederick C. Young, and for all directors and executive officers as a group, 258,999, 202,666 and 520,330 shares, respectively, acquirable within 60 days of June 1, 1996, pursuant to options granted under the Employee Plan and the Director Plan.

* Represents less than 1% of the common stock outstanding.

PROPOSAL 2

          APPROVAL OF AMENDMENTS TO COMPANY EMPLOYEE STOCK OPTION PLAN

     In November 1992, the Board of Directors and stockholders adopted the Employee Plan. The Employee Plan authorized the issuance of options and stock appreciation rights covering up to 1,000,000 shares of Common Stock (subject to appropriate adjustments in the event of stock-splits, stock dividends and similar dilutive events). In August 1994, the Board of Directors adopted and the stockholders approved an increase in the number of shares available for the grant of options under the Plan from 1,000,000 to 1,600,000. In August 1995, the Board of Directors adopted and the stockholders approved an increase in the number of shares available for the grant of options under the Plan from 1,600,000 to 2,200,000. The Employee Plan constitutes a key element of the Company's incentive program which and is utilized to attract, retain and motivate key employees of the Company and to align key employee and stockholder interests.

     As a result of the prior grant of stock options under the Employee Plan, the number of shares currently available for grant of stock options or stock appreciation rights is 1,501 shares. The Board of Directors has determined that this amount is insufficient to continue to maintain the Company's needs under its incentive program. As a result, the Board has adopted and proposes that the stockholders approve an amendment to the Employee Plan which will increase the total number of shares available for the grant of stock options under the Employee Plan by 250,000 shares, thereby increasing the aggregate number of shares which would be available for the grant of options or stock appreciation rights from 2,200,000 to 2,450,000.

     The Board believes that the increase in the number of shares available for issuance under the Employee Plan will strengthen the Company's ability to attract, retain and motivate key employees of the Company and motivate such parties to attain individual performance and overall corporate goals. The affirmative vote by the holders of a majority of the shares of Common Stock entitled to vote and present at the meeting is required to approve the amendment to the Employee Plan.

     Because executive officers (who also may be members of the Board of Directors) are eligible to receive awards under the Employee Plan, each of them may be deemed to have a personal interest in the adoption of this proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF PROPOSAL 2.

                            SUMMARY PLAN DESCRIPTION

     The following description is not a complete statement of the Employee Plan and is qualified in its entirety by reference to the complete text of the Employee Plan, a copy of which is available from the Company upon request.

     ADMINISTRATION. The Employee Plan is administered by a committee consisting of at least two directors of the Company who are appointed by and serve at the pleasure of the Board of Directors (the "Option Committee"). The Option Committee, from time to time at its discretion, makes determinations with respect to the persons who shall be granted options ("Options") or stock appreciation rights ("Rights"), the number of shares of the Common Stock that may be purchased pursuant to such Options or Rights and the designation of Options as Incentive Stock Options or Non-Qualified Stock Options, as defined below. The interpretation and construction by the Committee of any provisions of the Employee Plan or of an Option or Right granted thereunder is binding and conclusive on all optionees and on their legal representatives and beneficiaries.

     TYPES OF OPTIONS. The Committee, in its discretion, may grant Options to purchase shares of Common Stock either in the form of incentive stock options ("Incentive Stock Options") qualified as such under the Internal Revenue Code of 1986, as amended (the "Code"), or other options ("Non-Qualified Stock Options"), as designated in the optionee's stock option agreement. Historically, the Company has only granted Non-Qualified Stock Options.

     RIGHTS. The Committee, in its discretion, may grant Rights either alone, simultaneously with the grant of an Incentive Stock Option or Non-Qualified Stock Option and in conjunction therewith, or subsequent to the grant of a Non-Qualified Stock Option and in conjunction therewith or in the alternative thereto.

     ELIGIBILITY. Any key salaried employee who is not a member of the Option Committee may be granted Incentive Stock Options, NonQualified Stock Options or Rights under the Employee Plan until November 30, 2002.

     EXERCISE PRICE. The Option Committee shall determine the exercise price for each Option or Right granted under the Employee Plan, provided however, that the exercise price: (1) in the case of an Incentive Stock Option granted to an employee, other than an employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company (a "Ten-Percent Stockholder"), shall not be less than the fair market value of the shares to which the Option relates on the date of grant; (2) in the case of an Incentive Stock Option granted to an employee who is a Ten-Percent Stockholder, shall not be less than 110% of the fair market value of the shares to which the Option relates on the date of grant; (3) in the case of a Right granted alone, shall not be less than 100% of the fair market value of the shares to which the Right relates.

     All Non-Qualified Stock Options granted to date have been at the fair market value on the date of grant and the Committee anticipates continuing this practice.

     EXERCISE PERIOD AND EXERCISE OF OPTIONS OR RIGHTS. An Option or Right may be exercised in whole at any time, or in part from time to time, within such period or periods as may be determined by the Option Committee and set forth in the grantee's agreement, provided that: (1) no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date of grant; and
(2) no Incentive Stock Option granted to an employee who is a Ten-Percent Stockholder shall be exercisable after the expiration of five years from its date of grant. Options granted to date have vested in the grantee after three years from the date of the grant. Options are not transferable by the optionee except by will or by the laws of descent and distribution.

     TERMINATION OF EMPLOYMENT; DISABILITY; DEATH. Upon termination of employment, an Option or Right previously granted to an employee, unless otherwise specified by the Option Committee and to the extent not previously exercised, shall terminate and become null and void, provided that: (i) if the employee shall die while in the employ of the Company or within three (3) months of retirement from such employment or within one (1) year of retirement from employment by reason of disability, the legal representative or heirs of such employee shall be entitled to exercise such Option or Right (to the extent otherwise exercisable) for a one-year period following the date of death; (ii) if the employment shall have been terminated by reason of retirement, disability or termination other than for cause (as defined in the Employee Plan), then such employee shall be entitled to exercise such Option or Right (to the extent otherwise exercisable) at any time up to (a) three months after termination by reason of retirement or other than for cause and (b) one (1) year after termination by reason of disability. If an employee voluntarily terminates his employment or is terminated for cause, any Option or Right, unless otherwise specified by the Option Committee, shall immediately terminate.

     PAYMENT. The exercise price of shares purchased pursuant to an Option shall be paid in full at the time of any exercise either in cash or by certified check; provided, however, to the extent that the terms of such Option provide, the purchase price may be paid for, in whole or in part, by delivering previously-owned shares of Common Stock or, in part, by promissory note (for not more than 80% of such purchase price subject to applicable margin requirements).

     LIMITATION ON ANNUAL AWARDS. The aggregate fair market value of stock for which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year under the terms of the Employee Plan shall not exceed the sum of $100,000.

     ADJUSTMENTS, AMENDMENT OR DISCONTINUANCE. In the event of any change in the outstanding Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or other like change in capital structure of the Company, the Option Committee shall make such adjustment to each outstanding Option and Right that it, in its sole discretion, deems appropriate. In addition, in the event of any such change, the Option Committee shall make any further adjustment as may be appropriate to the maximum number of shares which may be acquired under the Employee Plan pursuant to the exercise of Options and Rights, the maximum number of shares which may be so acquired by one employee and the number of shares and prices per share subject to outstanding Options and Rights as shall be equitable to prevent dilution or enlargement of rights under such Options or Rights, and the determination of the Option Committee as to these matters shall be conclusive.

     In the event of a "change in control" of the Company, as defined in the Employee Plan, all then outstanding Options and Rights shall immediately become exercisable. The Option Committee, in its discretion, may determine that, upon the occurrence of a change in control transaction, each Option or Right outstanding under the Employee Plan shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share subject to such Option or Right, cash in an amount equal to the excess of the fair market value of such share immediately prior to such transaction over the exercise price per share of such Option or Right.

     The Board of Directors or the Option Committee, as the case may be, may, from time to time, amend the Employee Plan, provided that no amendment shall be made, without the approval of the stockholders of the Company, that will (i) increase the total number of shares reserved for Options under the Employee Plan (other than an increase resulting from an adjustment of outstanding Common Stock), (ii) reduce the exercise price of any Incentive Stock Option granted under the Employee Plan below the price required by the Employee Plan, (iii) modify the provisions of the Employee Plan relating to eligibility, or (iv) materially increase the benefits accruing to participants under the Employee Plan. The rights and obligations under any Option or Right granted before amendment of the Employee Plan or any unexercised portion of such Option or Right shall not be adversely affected by amendment of the Employee Plan, Option or Right without the consent of the holder of such Option or Right. The Board of Directors may at any time suspend or terminate the Employee Plan.

     TERM OF PLAN. Options and Rights may be granted under the Employee Plan until November 30, 2002.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following summary is based upon an interpretation of present federal tax laws and regulations and may be inapplicable if such laws and regulations are changed. The Employee Plan is not subject to the protective provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under
Section 401(a) of the Code.

     An optionee will not be required to recognize any income for federal income tax purposes at the time of grant of an Incentive Stock Option, nor is the Company entitled to any deduction. The exercise of an Incentive Stock Option is also not a taxable event, although the difference between the option price and the fair market value on the date of exercise is an item of tax preference for purposes of the alternative minimum tax. If stock acquired upon exercise of an Incentive Stock Option is held for two years from the date the Option was granted and one year from the date the stock was transferred to the optionee (the "ISO Holding Period"), then the optionee will have a long-term capital gain or loss on the sale of such stock measured by the difference between the amount realized and the option price. If the ISO Holding Period is not met, then, upon disposition of such shares (a "disqualifying disposition"), the optionee will realize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option price, limited, however, to the gain on sale. Any additional gain would be taxable as long-term or short-term capital gain. If the Incentive Stock Option is exercised by delivery of previously-owned shares of common stock in partial or full payment of the option price, no gain or loss will ordinarily be recognized by the optionee on the transfer of such previously-owned shares. However, if the previously-owned shares transferred were acquired through the exercise of an Incentive Stock Option, the optionee may realize ordinary income with respect to the shares used to exercise an Incentive Stock Option if such transferred shares have not been held for the ISO Holding Period. If the optionee recognizes ordinary income upon a disqualifying disposition, the Company generally will be entitled to a tax deduction in the same amount.

     An optionee will not be required to recognize any income for federal income tax purposes at the time of grant of a Non-Qualified Stock Option, nor is the Company then entitled to any deduction. Upon exercise of a Non-Qualified Stock Option, the optionee will realize compensation taxable as ordinary income in an amount measured by the excess, if any, of the fair market value of the shares on the date of exercise over the option price. The Company will be entitled to a deduction in the same amount and at the same time. Upon the sale of shares acquired on exercise of a Non-Qualified Stock Option, the optionee will realize capital gain (or loss) measured by the difference between the amount realized and the fair market value of the shares on the date of exercise. If the exercise price of a Non-Qualified Stock Option is paid in whole or in part in shares of common stock, the tax results to the optionee are (i) a tax-free exchange of previously owned shares for an equivalent number of new shares and (ii) the realization of ordinary income in an amount equal to the fair market value on the date of exercise of any additional shares received in excess of the number exchanged.

     The foregoing rules regarding time of taxation of optionees upon the disposition of stock acquired upon the exercise of an Incentive Stock Option and upon the exercise of a Non-Qualified Stock Option may differ somewhat with respect to Options that are exercised within six months of the date of grant by optionees who are subject to the short-swing profit restrictions of Section 16(b) of the Exchange Act.

     If the option price is paid by an optionee in part by promissory note, the interest paid by the optionee under the promissory note is investment indebtedness which is deductible by the optionee as an itemized deduction from gross income to the extent the optionee has net investment income; interest that is disallowed because of this limitation may be carried over to succeeding tax years and is deductible in the carryover year, subject to the net investment income limitation.

     Rights are treated very similarly to Options for tax purposes. The holder of a Right will not normally realize any taxable income upon the grant of a Right. Upon the exercise of a Right, the person exercising the Right will realize compensation taxable as ordinary income equal to either (i) the cash received upon the exercise of the Right or (ii) if shares are received upon the exercise of the Right, the fair market value of such shares as of the exercise date. The basis of any shares acquired upon exercise of a Right will be their fair market value on the date of exercise, and the holding period will commence at that time. The Company will be entitled to a deduction for compensation paid in the same amount which the holder of the Right realizes as ordinary income.

PROPOSAL 3

          APPROVAL OF AMENDMENTS TO COMPANY DIRECTOR STOCK OPTION PLAN

     In November 1992, the Board of Directors and stockholders adopted the Director Plan. The Director Plan authorized the issuance of options and stock appreciation rights covering up to 25,000 shares of Common Stock subject to appropriate adjustments in the event of stock-splits, stock dividends and similar dilutive events). The Director Plan constitutes a key element of the Company's incentive program which is utilized to attract and retain the services of persons capable of filling director positions of the Company.

     As a result of the prior grant of stock options under the Director Plan, no shares are currently available for grant of stock options or stock appreciation rights. The Board of Directors has determined that this amount is insufficient to continue to maintain the Company's needs with the changes in board representation after the sale of the Odyssey ownership. As a result, the Board has adopted and proposes that the stockholders approve an amendment to the Director Plan which will increase the total number of shares available for the grant of stock options under the Director Plan by 50,000 shares, thereby increasing the aggregate number of shares which would be available for the grant of options or stock appreciation rights from 25,000 to 75,000.

     The Board believes that the increase in the number of shares available for issuance under the Director Plan will strengthen the Company's ability to attract and retain directors capable of filling such position. The affirmative vote by the holders of a majority of the shares of Common Stock entitled to vote and present at the meeting is required to approve the amendment to the Director Plan.

     Because non-employee Directors who are not member of the Option Committee are eligible to receive awards under the Directors Plan, each of them may be deemed to have a personal interest in the adoption of this proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF PROPOSAL 3.

                            SUMMARY PLAN DESCRIPTION

     The following description is not a complete statement of the Director Plan and is qualified in its entirety by reference to the complete text of the Director Plan, a copy of which is available from the Company upon request.

     ADMINISTRATION. The Director Plan is administered by a committee consisting of at least two directors of the Company who are appointed by and serve at the pleasure of the Board of Directors (the "Option Committee"). The Option Committee, from time to time at its discretion, makes determinations with respect to the persons who shall be granted options ("Options") or stock appreciation rights ("Rights"), and the number of shares of the Common Stock that may be purchased pursuant to such Options or Rights. The interpretation and construction by the Committee of any provisions of the Director Plan or of an Option or Right granted thereunder is binding and conclusive on all optionees and on their legal representatives and beneficiaries.

     TYPES OF OPTIONS. The Options granted under the Director Plan are not intended to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code").

     RIGHTS. The Committee, in its discretion, may grant Rights either alone, simultaneously with the grant of an Option and in conjunction therewith, or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto.

     ELIGIBILITY. Any non-employee director who is not a member of the Option Committee may be granted Options or Rights under the Director Plan until November 30, 2002.

     EXERCISE PRICE. The Option Committee shall determine the exercise price for each Option or Right granted under the Director Plan; provided however, that the exercise price, in the case of a Right granted alone, shall not be less than 100% of the fair market value of the shares to which the Right relates.

     All Options granted to date have been at the fair market value on the date of grant and the Committee anticipates continuing this practice.

     EXERCISE PERIOD AND EXERCISE OF OPTIONS OR RIGHTS. An Option or Right may be exercised in whole at any time, or in part from time to time, within such period or periods as may be determined by the Option Committee and set forth in the grantee's agreement. Options are not transferable by the optionee except by will or by the laws of descent and distribution.

     TERMINATION OF EMPLOYMENT; DISABILITY; DEATH. Upon cessation of such person's status as a director, an Option or Right previously granted to the director, unless otherwise specified by the Option Committee and to the extent not previously exercised, shall terminate and become null and void, provided that: (i) if the director shall die while in the employ of the Company or within three (3) months of retirement or within one (1) year of retirement by reason of disability, the legal representative or heirs of such director shall be entitled to exercise such Option or Right (to the extent otherwise exercisable) for a one-year period following the date of death; (ii) if the employment shall have been terminated by reason of retirement, disability or removal other than for cause (as defined in the Director Plan), then such director shall be entitled to exercise such Option or Right (to the extent otherwise exercisable) at any time up to (a) three months after termination by reason of retirement or removal other than for cause and (b) one (1) year after termination by reason of disability. If a director voluntarily terminates his service or is terminated for cause, any Option or Right, unless otherwise specified by the Option Committee, shall immediately terminate.

     PAYMENT: The exercise price of shares purchased pursuant to an Option shall be paid in full at the time of any exercise either in cash or by certified check; provided, however, to the extent that the terms of such Option provide, the purchase price may be paid for, in whole or in part, by delivering previously-owned shares of Common Stock or, in part, by promissory note (for not more than 80% of such purchase price subject to applicable margin regulations).

     ADJUSTMENTS, AMENDMENT OR DISCONTINUANCE. In the event of any change in the outstanding Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or other like change in capital structure of the Company, the Option Committee shall make such adjustment to each outstanding Option and Right that it, in its sole discretion, deems appropriate. In addition, in the event of any such change, the Option Committee shall make any further adjustment as may be appropriate to the maximum number of shares which may be acquired under the Director Plan pursuant to the exercise of Options and Rights, the maximum number of shares which may be so acquired by one director and the number of shares and prices per share subject to outstanding Options and Rights as shall be equitable to prevent dilution or enlargement of rights under such Options or Rights, and the determination of the Option Committee as to these matters shall be conclusive.

     In the event of a "change in control" of the Company, as defined in the Director Plan, all then outstanding Options and Rights shall immediately become exercisable. The Option Committee, in its discretion, may determine that, upon the occurrence of a change in control transaction, each Option or Right outstanding under the Director Plan shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share subject to such Option or Right, cash in an amount equal to the excess of the fair market value of such share immediately prior to such transaction over the exercise price per share of such Option or Right.

     The Board of Directors or the Option Committee, as the case may be, may, from time to time, amend the Director Plan, provided that no amendment shall be made, without the approval of the stockholders of the Company, that will (i) increase the total number of shares reserved for Options under the Director Plan (other than an increase resulting from an adjustment of outstanding Common Stock), (ii) reduce the exercise price of any Option granted under the Director Plan below the price required by the Director Plan, (iii) modify the provisions of the Director Plan relating to eligibility, or (iv) materially increase the benefits accruing to participants under the Director Plan. The rights and obligations under any Option or Right granted before amendment of the Director Plan or any unexercised portion of such Option or Right shall not be adversely affected by amendment of the Director Plan, Option or Right without the consent of the holder of such Option or Right. The Board of Directors may at any time suspend or terminate the Director Plan.

     TERM OF PLAN. Options and Rights may be granted under the Director Plan until November 30, 2002.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following summary is based upon an interpretation of present federal tax laws and regulations and may be inapplicable if such laws and regulations are changed. The Director Plan is not subject to the protective provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under
Section 401(a) of the Code.

     An optionee will not be required to recognize any income for federal income tax purposes at the time of grant of an Option, nor is the Company then entitled to any deduction. Upon exercise of an Option, the optionee will realize compensation taxable as ordinary income in an amount measured by the excess, if any, of the fair market value of the shares on the date of exercise over the option price. The Company will be entitled to a deduction in the same amount and at the same time. Upon the sale of shares acquired on exercise of an Option, the optionee will realize capital gain (or loss) measured by the difference between the amount realized and the fair market value of the shares on the date of exercise. If the exercise price of an Option is paid in whole or in part in shares of common stock, the tax results to the optionee are (i) a tax-free exchange of previously owned shares for an equivalent number of new shares and
(ii) the realization of ordinary income
in an amount equal to the fair market value on the date of exercise of any additional shares received in excess of the number exchanged.

     The foregoing rules regarding time of taxation of optionees upon the disposition of stock acquired upon the exercise of an Option may differ somewhat with respect to Options that are exercised within six months of the date of grant by the optionees because of the short-swing profit restrictions of Section 16(b) of the Exchange Act.

     If the option price is paid by an optionee in part by promissory note, the interest paid by the optionee under the promissory note is investment indebtedness which is deductible by the optionee as an itemized deduction from gross income to the extent the optionee has net investment income; interest that is disallowed because of this limitation may be carried over to succeeding tax years and is deductible in the carryover year, subject to the net investment income limitation.

     Rights are treated very similarly to Options for tax purposes. The holder of a Right will not normally realize any taxable income upon the grant of a Right. Upon the exercise of a Right, the person exercising the Right will realize compensation taxable as ordinary income equal to either (i) the cash received upon the exercise of the Right or (ii) if shares are received upon the exercise of the Right, the fair market value of such shares as of the exercise date. The basis of any shares acquired upon exercise of a Right will be their fair market value on the date of exercise, and the holding period will commence at that time. The Company will be entitled to a deduction for compensation paid in the same amount which the holder of the Right realizes as ordinary income.

PROPOSAL 4

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     Subject to stockholder ratification, the Board of Directors, upon recommendation of the Audit Committee, has appointed Arthur Andersen LLP as the independent public accountants of the Company for the fiscal year ending March 31, 1997. The affirmative vote of a majority of the shares of Common Stock present and entitled to vote on this matter at the meeting is required for the ratification of such appointment.

     Unless otherwise directed by the stockholders, proxies will be voted for the ratification of the appointment of Arthur Andersen LLP as independent accountants of the Company for the fiscal year ending March 31, 1997. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting, will not be making a statement and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF PROPOSAL 4.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     For fiscal 1996, two executive officers of the Company failed to file reports on a timely basis for transactions subject to Section 16 of the Exchange Act. Mr. Ejrup was late in reporting one transaction and Mr. Luckett, who resigned his position at the Company in January, was late in reporting one transaction. All late transactions were subsequently reported.

                   FORM 10-K ANNUAL REPORT TO THE SECURITIES
                            AND EXCHANGE COMMISSION

     A copy of the Annual Report on Form 10-K of the Company for the fiscal year ended March 31, 1996, as filed with the Securities and Exchange Commission, is available to stockholders. A stockholder may obtain a copy of the Form 10-K without charge and a copy of any exhibits thereto upon payment of a reasonable charge limited to the Company's costs of providing such exhibits by writing to Investor Relations Department, Frederick C. Young, Chief Financial Officer, Black Box Corporation, 1000 Park Drive, Lawrence, Pennsylvania 15055.

                                 OTHER MATTERS

     The Company knows of no other matters to be presented for action at the meeting. However, if any other matters should properly come before the meeting, it is intended that votes will be cast pursuant to the proxy in respect thereto in accordance with the best judgment of the persons acting as proxies.

     The Company will pay the expenses in connection with the printing, assembling and mailing to the holders of Common Stock of the Company the notice of meeting, this proxy statement and the accompanying form of proxy. In addition to the use of the mails, proxies may be solicited by directors, officers or regular employees of the Company personally or by telephone or telegraph. The Company may request the persons holding stock in their names, or in the names of their nominees, to send proxy material to, and obtain proxies from, their principals, and will reimburse such persons for their expense in so doing.

STOCKHOLDER PROPOSALS

     Stockholders who intend to submit a proposal at the Annual Meeting of the stockholders of the Company expected to be held in August 1997 must submit such proposal to the attention of the Secretary of the Company at the address of its executive offices no later than March 15, 1997.

                             BLACK BOX CORPORATION

                                1000 PARK DRIVE
                          LAWRENCE, PENNSYLVANIA 15055
                            ------------------------
                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                       BOARD OF DIRECTORS OF THE COMPANY
                            ------------------------

  The undersigned stockholder hereby appoints Jeffery M. Boetticher and Brian
D. Young, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse, to vote all of the shares of stock of the Black Box Corporation (the "Company") that the undersigned is entitled to vote at the 1996 Annual Meeting of Stockholders of the Company, to be held on Monday, August 12, 1996, at 11:00 a.m., local time, at the officers of Arthur Andersen LLP, One PPG Place, 21st Floor, Pittsburgh, Pennsylvania 15222, to consider and act upon the following matters:

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)


A  [X] Please mark your
       votes as in this
       example.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS NUMBERS 1, 2, 3 AND 4.



                               FOR                WITHHOLD    NOMINEES:  William F. Andrews
1. Election of                                                           Michael E. Barker
   eight (8)                   [  ]                  [  ]                Jeffery M. Boetticher
   members of                                                            Ronald D. Fisher
   the Board of                                                          William R. Newlin
   Directors:                                                            William Norred
(Instructions: To withhold authority to vote for any individual          Brian D. Young
nominee, write the nominee's name in the space below.)                   Frederick C. Young

                                                                   FOR           AGAINST       ABSTAIN

2.  The approval of an amendment to the 1992                       [  ]            [  ]           [  ]
    Stock Option Plan to increase the number of
    shares authorized under the Plan; and

3.  The approval of an amendment to the 1992                       [  ]            [  ]           [  ]
    Director Stock Option Plan to increase the
    number of shares authorized under the Plan;
    and

4.  Ratification of the appointment of Arthur                      [  ]            [  ]           [  ]
    Andersen LLP as the independent public
    accountants of the Company for the fiscal
    year ending March 31, 1997;

UNLESS OTHERWISE SPECIFIED IN THE SQUARES PROVIDED, THE PROXIES SHALL VOTE
IN THE ELECTION OF DIRECTORS FOR THE NOMINEES LISTED ABOVE AND FOR EACH
OF THE OTHER PROPOSALS, AND SHALL HAVE DISCRETIONARY POWER TO VOTE UPON
SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT
THEREOF.

The Board of Directors has established the close of business on Friday, June 21, 1996, as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting.


Signature -----------------------------------------------  --------------------------------------- DATED: -------- , 1996
                                                                 (SIGNATURE IF HELD JOINTLY)

IMPORTANT:  Please sign exactly as your name appears hereon and mail it promptly even though you may plan to attend the meeting.
            When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by a duly authorized person.
